Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

PRESS RELEASE	CONTACT:
Julie Whalen
EVP, Chief Financial Officer
(415) 616-8524

Elise Wang
Vice President, Investor Relations
(415) 616-8571

Williams-Sonoma, Inc. reports solid results for the third quarter of 2018

Net revenue growth of 4.4%, with comparable brand revenue growth of 3.1%

GAAP diluted EPS of $1.00; non-GAAP diluted EPS of $0.95 at high-end of guidance

Reiterates 2018 full-year guidance

San Francisco, CA, November 15, 2018 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the third fiscal quarter (“Q3 18”) ended October 28, 2018 versus the third fiscal quarter (“Q3 17”) ended October 29, 2017.

KEY HIGHLIGHTS

3rd Quarter 2018

•	Net revenue growth of 4.4%
•	Comparable brand revenue growth of 3.1%
•	E-commerce net revenue growth accelerates to 55.0% of total company net revenues
•	GAAP operating margin of 7.0%; non-GAAP operating margin of 7.6%
•	GAAP diluted EPS of $1.00; non-GAAP diluted EPS of $0.95 at high-end of guidance
•	Merchandise inventories growth of 1.8%, significantly below net revenue growth

Reiterates Fiscal Year 2018 Guidance

•	Non-GAAP net revenue of $5,565 billion – $5,665 billion
•	Comparable brand revenue growth of 3.0% – 5.0%
•	Non-GAAP operating margin of 8.4% – 9.0%
•	Non-GAAP diluted EPS of $4.26 – $4.36

Laura Alber, President and Chief Executive Officer, commented, “We delivered third quarter with EPS at the high end of guidance and continued strength in demand and customer growth. This performance demonstrates our team’s strong execution, the ongoing benefits of our strategic initiatives and the power of our multi-channel, multi-brand model.” Alber continued, “Given the substantial progress we’ve made in our business this year and our compelling pipeline of innovative product and inspiring content, we believe we are well-prepared to deliver this holiday season and remain on track to meet our full year guidance.”

3rd QUARTER 2018 RESULTS

Net revenues increased 4.4% to $1.357 billion in Q3 18 from $1.299 billion in Q3 17. Excluding certain discrete items, non-GAAP net revenues were $1.356 billion in Q3 18 or an increase of 4.4% over Q3 17. See Exhibit 1.

Comparable brand revenue in Q3 18 increased 3.1% compared to an increase of 3.3% in Q3 17 as shown in the table below:

3rd Quarter Comparable Brand Revenue Growth (Decline) by Concept*
	Q3 18	Q3 17
Pottery Barn	1.4%	(0.3%)
West Elm	8.3%	11.5%
Williams Sonoma	2.1%	2.3%
Pottery Barn Kids and Teen	0.0%	0.9%
Total	3.1%	3.3%
*	See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.

E-commerce net revenues in Q3 18 increased 8.2% to $747 million from $690 million in Q3 17. Excluding certain discrete items, non-GAAP e-commerce net revenues were $746 million in Q3 18 or an 8.1% increase over Q3 17. See Exhibit 1.

Retail net revenues in Q3 18 increased 0.2% to $610 million from $609 million in Q3 17.

Operating margin in Q3 18 was 7.0% compared to 8.5% in Q3 17. Excluding certain discrete items, non-GAAP operating margin was 7.6% in Q3 18. See Exhibit 1.

•	Gross margin was 36.5% in Q3 18 versus 35.9% in Q3 17.

•

Selling, general and administrative (“SG&A”) expenses were $401 million, or 29.5% of net revenues in Q3 18, versus $356 million, or 27.4% of net revenues in Q3 17. Excluding certain discrete items, non-GAAP SG&A expenses were $392 million, or 28.9% of net revenues in Q3 18. See Exhibit 1.

The effective income tax rate in Q3 18 was 11.5% versus 35.3% in Q3 17. Excluding certain discrete items, the non-GAAP effective income tax rate was 23.0% in Q3 18. See Exhibit 1.

EPS in Q3 18 was $1.00 versus $0.84 in Q3 17. Excluding certain discrete items, non-GAAP EPS was $0.95 in Q3 18. See Exhibit 1.

Merchandise inventories at the end of Q3 18 increased 1.8% to $1.198 billion from $1.177 billion at the end of Q3 17.

These results include the adoption of ASU No. 2014-09, which pertains to revenue recognition. See Exhibit 2 for more details.

STOCK REPURCHASE PROGRAM

During Q3 18, we repurchased 742,508 shares of common stock at an average cost of $61.15 per share for a total cost of approximately $45 million. As of October 28, 2018, there was approximately $299 million remaining under our current stock repurchase program.

FISCAL YEAR 2018 FINANCIAL GUIDANCE

4th Quarter 2018 Financial Guidance*
Non-GAAP Total Net Revenues (millions)	$1,733 – $1,833
Comparable Brand Revenue Growth	0.0% – 5.0%
Non-GAAP Diluted EPS	$1.89 – $1.99

Fiscal Year 2018 Financial Guidance*
Non-GAAP Total Net Revenues (millions)	$5,565 – $5,665
Comparable Brand Revenue Growth	3.0% – 5.0%
Non-GAAP Operating Margin	8.4% – 9.0%
Non-GAAP Diluted EPS	$4.26 – $4.36
Non-GAAP Income Tax Rate	24.0% – 26.0%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$185 – $195
*We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability of discrete items.

Store Opening and Closing Guidance by Retail Concept**
	FY 2017 ACTUAL	FY 2018 GUIDANCE
	Total	New	Close	End
Williams Sonoma	228	5	(15)	218
Pottery Barn	203	6	(5)	204
West Elm	106	9	(3)	112
Pottery Barn Kids	86	—	(10)	76
Rejuvenation	8	2	—	10
Total	631	22	(33)	620

** Included in the FY 17 store count are 19 stores in Australia and two stores in the UK. FY 18 guidance includes one additional UK store.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, November 15, 2018, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP financial measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to continue to successfully execute our strategic initiatives; our optimism about the future; our ability to drive long-term profitable growth; our future financial guidance, including Q4 18 and FY 2018 guidance; our stock repurchase program; our preparation for the holiday season; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules or tax regulations; the potential impact of tariffs, including our ability to mitigate the potential impact; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2018 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing distinct merchandise strategies – Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico and South Korea, as well as e-commerce websites in certain locations. In 2017, we acquired Outward, Inc., a 3-D imaging and augmented reality platform for the home furnishings and décor industry.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings

(unaudited)

	Thirteen Weeks Ended				Thirty-nine Weeks Ended
	October 28, 2018		October 29, 2017		October 28, 2018		October 29, 2017
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$746,716	55.0%	$690,045	53.1%	$2,079,838	54.2%	$1,901,348	52.6%
Retail net revenues	610,267	45.0	609,291	46.9	1,755,319	45.8	1,711,101	47.4

Net revenues	1,356,983	100.0	1,299,336	100.0	3,835,157	100.0	3,612,449	100.0
Cost of goods sold	861,999	63.5	832,269	64.1	2,444,067	63.7	2,326,911	64.4

Gross profit	494,984	36.5	467,067	35.9	1,391,090	36.3	1,285,538	35.6
Selling, general and administrative expenses	400,600	29.5	356,254	27.4	1,155,990	30.1	1,030,667	28.5

Operating income	94,384	7.0	110,813	8.5	235,100	6.1	254,871	7.1
Interest expense, net	2,288	0.2	594	—	5,073	0.1	974	—

Earnings before income taxes	92,096	6.8	110,219	8.5	230,027	6.0	253,897	7.0
Income taxes	10,631	0.8	38,906	3.0	51,681	1.3	90,112	2.5

Net earnings	$81,465	6.0%	$71,313	5.5%	$178,346	4.7%	$163,785	4.5%

Earnings per share (EPS):
Basic	$1.01		$0.84		$2.17		$1.90
Diluted	$1.00		$0.84		$2.15		$1.89
Shares used in calculation of EPS:
Basic	80,475		84,940		82,070		86,111
Diluted	81,641		85,384		82,951		86,582

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

In thousands, except per share amounts	October 28, 2018	January 28, 2018	October 29, 2017
Assets
Current assets
Cash and cash equivalents	$164,414	$390,136	$90,779
Accounts receivable, net	113,582	90,119	92,282
Merchandise inventories, net	1,197,554	1,061,593	1,176,941
Prepaid catalog expenses	—	20,517	19,051
Prepaid expenses	94,071	62,204	69,267
Other current assets	21,805	11,876	12,141

Total current assets	1,591,426	1,636,445	1,460,461

Property and equipment, net	931,361	932,283	931,131
Deferred income taxes, net	45,999	67,306	131,793
Goodwill	85,649	18,838	18,769
Other long-term assets, net	64,324	130,877	38,230

Total assets	$2,718,759	$2,785,749	$2,580,384

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$487,733	$457,144	$468,566
Accrued expenses	132,398	134,207	101,434
Gift card and other deferred revenue	275,567	300,607	299,031
Borrowings under revolving line of credit	60,000	—	170,000
Income taxes payable	9,903	56,783	48,865
Other current liabilities	71,119	59,082	49,655

Total current liabilities	1,036,720	1,007,823	1,137,551

Deferred rent and lease incentives	205,143	202,134	195,220
Long-term debt	299,571	299,422	—
Other long-term liabilities	85,388	72,804	75,439

Total liabilities	1,626,822	1,582,183	1,408,210

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	—	—	—
Common stock: $.01 par value; 253,125 shares authorized; 80,282, 83,726 and 84,478 shares issued and outstanding at October 28, 2018, January 28, 2018 and October 29, 2017, respectively	803	837	845
Additional paid-in capital	570,924	562,814	557,198
Retained earnings	532,172	647,422	623,170
Accumulated other comprehensive loss	(11,757)	(6,782)	(8,314)
Treasury stock, at cost	(205)	(725)	(725)

Total stockholders’ equity	1,091,937	1,203,566	1,172,174

Total liabilities and stockholders’ equity	$2,718,759	$2,785,749	$2,580,384

Retail Store Data

(unaudited)

	July 29, 2018	Openings	Closings	October 28, 2018	October 29, 2017
Williams Sonoma	226	—	—	226	233
Pottery Barn	205	—	—	205	202
West Elm	109	3	—	112	105
Pottery Barn Kids	84	—	(2)	82	88
Rejuvenation	8	—	—	8	8
Total	632	3	(2)	633	636

Williams-Sonoma, Inc. Condensed Consolidated Statements of Cash Flows (unaudited)
	Thirty-nine Weeks Ended
In thousands	October 28, 2018	October 29, 2017
Cash flows from operating activities:
Net earnings	$178,346	$163,785
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	141,167	135,473
Loss on disposal/impairment of assets	5,290	1,299
Amortization of deferred lease incentives	(19,728)	(18,987)
Deferred income taxes	12,170	(11,884)
Tax benefit related to stock-based awards	10,361	15,439
Stock-based compensation expense	40,953	30,164
Other	(389)	(416)
Changes in:
Accounts receivable	(21,851)	(2,341)
Merchandise inventories	(143,723)	(197,757)
Prepaid catalog expenses	—	447
Prepaid expenses and other assets	(50,171)	(19,814)
Accounts payable	8,689	7,728
Accrued expenses and other liabilities	19,002	(28,775)
Gift card and other deferred revenue	24,048	(4,108)
Deferred rent and lease incentives	23,695	17,000
Income taxes payable	(48,358)	25,677

Net cash provided by operating activities	179,501	112,930

Cash flows from investing activities:
Purchases of property and equipment	(128,326)	(135,821)
Other	1,804	458

Net cash used in investing activities	(126,522)	(135,363)

Cash flows from financing activities:
Repurchases of common stock	(220,221)	(154,321)
Payment of dividends	(105,654)	(101,928)
Borrowings under revolving line of credit	60,000	170,000
Tax withholdings related to stock-based awards	(13,906)	(14,836)
Other	—	(20)

Net cash used in financing activities	(279,781)	(101,105)

Effect of exchange rates on cash and cash equivalents	1,080	604
Net decrease in cash and cash equivalents	(225,722)	(122,934)
Cash and cash equivalents at beginning of period	390,136	213,713

Cash and cash equivalents at end of period	$164,414	$90,779

Exhibit 1

3rd Quarter and Year-to-Date GAAP to Non-GAAP Reconciliation*

(unaudited)

(Dollars in thousands, except per share data)

Thirteen Weeks Ended October 28, 2018

	GAAP Basis (as reported)	Outward-related[1]	Employment- related Expense[2]	Impairment and Early Termination Charges[3]	Tax Legislation[4]	Non-GAAP Basis
Net revenues	$1,356,983	$(1,110)	—	—	—	$1,355,873
Gross profit	494,984	(124)	—	$190	—	495,050
% of Revenues	36.5%					36.5%
Selling, general and administrative expenses	400,600	(6,128)	$(1,869)	(937)	—	391,666
% of Revenues	29.5%					28.9%
Operating income	94,384	6,004	1,869	1,127	—	103,384
% of Revenues	7.0%					7.6%
Earnings before income taxes	92,096	6,007	1,869	1,127	—	101,099
Income taxes	10,631	1,300	479	303	$10,564	23,277
Tax rate	11.5%					23.0%
Net earnings	$81,465	$4,707	$1,390	$824	$(10,564)	$77,822
Diluted EPS	$1.00	$0.06	$0.02	$0.01	$(0.13)	$0.95

Thirty-nine Weeks Ended October 28, 2018

	GAAP Basis (as reported)	Outward-related[1]	Employment- related Expense[2]	Impairment and Early Termination Charges[3]	Tax Legislation[4]	Impact of Equity Accounting Rules[5]	Non-GAAP Basis
Net revenues	$3,835,157	$(2,511)	—	—	—	—	$3,832,646
Gross profit	1,391,090	727	—	$909	—	—	1,392,726
% of Revenues	36.3%						36.3%
Selling, general and administrative expenses	1,155,990	(17,192)	$(5,445)	(5,515)	—	—	1,127,838
% of Revenues	30.1%						29.4%
Operating income	235,100	17,919	5,445	6,424	—	—	264,888
% of Revenues	6.1%						6.9%
Earnings before income taxes	230,027	17,929	5,445	6,424	—	—	259,825
Income taxes	51,681	3,822	1,349	1,592	$4,378	$(1,146)	61,676
Tax rate	22.5%						23.7%
Net earnings	$178,346	$14,107	$4,096	$4,832	$(4,378)	$1,146	$198,149
Diluted EPS	$2.15	$0.17	$0.05	$0.06	$(0.05)	$0.01	$2.39

Thirty-nine Weeks Ended October 29, 2017

	GAAP Basis (as reported)	Severance-related Expense[6]	Impact of Equity Accounting Rules[5]	Non-GAAP Basis
Selling, general and administrative expenses	$1,030,667	$(5,705)	—	$1,024,962
% of Revenues	28.5%			28.4%
Operating income	254,871	5,705	—	260,576
% of Revenues	7.1%			7.2%
Earnings before income taxes	253,897	5,705	—	259,602
Income taxes	90,112	1,971	$(1,429)	90,654
Tax rate	35.5%			34.9%
Net earnings	$163,785	$3,734	$1,429	$168,948
Diluted EPS	$1.89	$0.04	$0.02	$1.95

*	Per share amounts may not sum across due to rounding to the nearest cent per diluted share.

Reconciliation of GAAP to Non-GAAP By Segment**

(unaudited)

	E-commerce		Retail		Unallocated		Total
In thousands	Q3 2018	Q3 2017	Q3 2018	Q3 2017	Q3 2018	Q3 2017	Q3 2018	Q3 2017
Net revenues	$746,716	$690,045	$610,267	$609,291	—	—	$1,356,983	$1,299,336
Outward-related[1]	(1,110)	—	—	—	—	—	(1,110)	—
Non-GAAP net revenues	745,606	690,045	610,267	609,291	—	—	1,355,873	1,299,336

Net revenue growth	8.2%	—	0.2%	—	—	—	4.4%	—
Non-GAAP net revenue growth	8.1%	—	0.2%	—	—	—	4.4%	—
GAAP operating income (expense)	152,204	142,865	45,052	42,804	$(102,872)	$(74,856)	94,384	110,813
GAAP operating margin	20.4%	20.7%	7.4%	7.0%	(7.6)%	(5.8)%	7.0%	8.5%

Outward-related[1]	4,622	—	—	—	1,382	—	6,004	—
Employment-related expense[2]	—	—	—	—	1,869	—	1,869	—
Impairment and Early Termination Charges[3]	—	—	1,127	—	—	—	1,127	—
Non-GAAP operating income (expense)	$156,826	$142,865	$46,179	$42,804	$(99,621)	$(74,856)	$103,384	$110,813
Non-GAAP operating margin	21.0%	20.7%	7.6%	7.0%	(7.3)%	(5.8)%	7.6%	8.5%

**	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of operating income (expense) and operating margin.

SEC Regulation G – Non-GAAP Information – These tables include non-GAAP net revenues, gross profit, gross margin, SG&A, operating income, operating margin, earnings before income taxes, income taxes, effective tax rate, net earnings and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures as presented herein may not be comparable to similarly titled measures used by other companies.

Notes to Exhibit 1:

1

During Q3 and year-to-date 2018, we incurred approximately $6.0 million and $17.9 million of expense, respectively, primarily associated with acquisition-related compensation expense, amortization of intangible assets, as well as the operations of Outward, Inc.

2	During Q3 and year-to-date 2018, we incurred approximately $1.9 million and $5.4 million, respectively, of employment-related expense associated with a one-time special equity grant.
3	During Q3 and year-to-date 2018, we incurred approximately $1.1 million and $6.4 million of expense, respectively, primarily associated with impairment and early lease termination charges.
4	During Q3 and year-to-date 2018, we recorded a net income tax benefit of approximately $10.6 million and $4.4 million, respectively, associated with tax legislation changes.
5

During Q1 18 and Q1 17, we recorded income tax expense of approximately $1.1 million and $1.4 million, respectively, associated with the adoption of accounting rules related to stock-based compensation.

6	During Q1 17, we incurred approximately $5.7 million for severance-related reorganization expenses primarily in our corporate functions.

Exhibit 2

ASU No. 2014-09 Impact of Adoption

(unaudited)

(Dollars in thousands)

	Q3 2018 GAAP As Reported	ASU 2014-09 Adjustment	Q3 2018 GAAP As Adjusted
Net revenues	$1,356,983	$(17,390)	$1,339,593
Cost of goods sold	861,999	(2,775)	859,224
Gross profit	494,984	(14,615)	480,369
SG&A expenses	400,600	(10,334)	390,266
Operating income	$94,384	$(4,281)	$90,103